Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Federal Express Corporation Note-Backed Series 2001-37

*CUSIP: 21988G544

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 1, 2010.

INTEREST ACCOUNT

Balance as of January 1, 2010		$0.00
Scheduled Income received on securities		$391,400.00
Unscheduled Income received on securities		$0.00

LESS:
Distribution to the Holders	-$	391,375.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	25.00
Balance as of July 1, 2010		$0.00

PRINCIPAL ACCOUNT

Balance as of January 1, 2010		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of July 1, 2010		$0.00

UNDERLYING SECURITIES HELD AS OF July 1, 2010

Principal Amount	Title of Security
$10,300,000	Federal Express Corporation 7.60% Notes due July 1, 2097
*CUSIP: 313309AP1

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.